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VitalTrust Announces Name Change to Renew Energy Resources, Inc.

Business Wire News Releases Published: 04/30/08 09:30 AM EDT

Company to Immediately Apply for a New Trading Symbol

Released By:
Renew Energy Resources
Rating:
Related Stocks:
VTBD VTBD

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VitalTrust Business Development Company (**VTBD**) ("VTBD" or the "Company") today announced that it has completed all of the necessary procedures to change the Company's name to Renew Energy Resources. The Company has also requested a new trading symbol from the NASDAQ.

The Company chose Renew Energy Resources as a call to action, which is indicative of the Company's new business direction in the renewable energy sector. This plan calls for vertical integration of the production, distribution, sales, and marketing of Bio-Diesel, Ethanol, and Electricity.

Alex H. Edwards III, Renew Energy Resources CEO stated, "We're pleased to have effected a name change aligned with our business focus. The Company's name is now more representative of a company building momentum across diversified revenue streams in the renewable energy field. Economic and political conditions are ripening, now is the opportune time for us to begin meaningful production and distribution globally. I believe we are strategically positioned and poised for growth. We have built an extremely competent and experienced management team more than capable of executing our business plan and building shareholder value."

Forward Looking Statements

Investors are cautioned that certain statements contained in this document are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes,""anticipates," "intends,""plans," "expects," and similar expressions. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Renew Energy Resources actions, which may be provided by management, are also forward-looking statements as defined by the act. These statements are not guarantees of future performance.

For More information please visit **www.renwenergy.com**.

Contacts:

Renew Energy Resources, Tampa
Stephen Steckel, 813-865-1120
ssteckel@renwenergy.com
info@renwenergy.com

Press Releases: VTBD

Wed, May 21, 2008

Renew Energy Resources Announces the Appointment of James S. Blair Sr. as Senior Vice President Operations - Business Wire

Tue, May 20, 2008

Renew Energy Resources Announces Entry Into the Bio-Diesel Market - Business Wire

Wed, Apr 30, 2008

VitalTrust Announces Name Change to Renew Energy Resources, Inc. - Business Wire